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                                                                   EXHIBIT 5.2C



                      SECOND AMENDMENT TO RIGHTS AGREEMENT
                         OF MAXICARE HEALTH PLANS, INC.



        This Second Amendment to Rights Agreement (this "Second Amendment") of Maxicare Health Plans, Inc., a Delaware corporation (the "Company") is entered into as of June 6, 2000, by and between American Stock Transfer & Trust Company, a New York corporation ("AST") and the Company.

        WHEREAS, the Company entered into a Rights Agreement with AST dated February 24, 1998 (the "Rights Agreement"), as amended by the First Amendment to the Rights Agreement dated October 9, 1998 (the "First Amendment"); and

        WHEREAS, in connection with a proposed equity financing for the Company, the Board of Directors has approved the grant to the Company's shareholders on June 26, 2000 (the "Record Date") of rights to purchase for $1.00 per share, 1.5 shares of the Company's common stock for each share of common stock owned by such shareholders on the Record Date (the "Rights Offering"); and

        WHEREAS, the effectiveness of the Rights Offering is subject to approval by the Company's shareholders of an amendment to its certificate of incorporation increasing the number of authorized shares of the Company's common stock from 40,000,000 to 80,000,000 at the Company's 2000 Annual Meeting of Shareholders (the "Annual Meeting"); and

        WHEREAS, the Company has existing Net Operating Losses (the "NOLs") of approximately $400,000,000 which the Board of Directors wishes to preserve notwithstanding the effectiveness of the Rights Offering; and

        WHEREAS, the existing NOLs may be jeopardized if one or more entities acquire five percent or more of the Company's common stock and the Rights Offering is successfully consummated; and

        WHEREAS, in conjunction with the Rights Offering, the Board of Directors has approved and authorized for approval by the Company's shareholders at the Annual Meeting an amendment to the Company's certificate of incorporation which would prohibit, without the approval of the Board of Directors, the transfer of any shares of the Company's common stock: (i) to any existing holder of 5.0% or more of the Company's common stock or (ii) which would cause such entity to own 5.0% or more of the Company's common stock (the "Restriction on Transfer Amendment"); and

        WHEREAS, in order to insure that there are no ownership changes of the Company's common stock prior to the Annual Meeting which would jeopardize the NOLs in the event the Company goes forward with the Rights Offering, the Company's Board of Directors has adopted resolutions further amending the Rights Agreement as set forth below, with the intent that all such amendments shall be effective from the date of this Second Amendment.


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        NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the parties hereby agree as follows:

        1. Term. The amendments set forth in this Second Amendment shall be in effect from the date hereof.

        2. Original Rights Agreement and First Amendment. Except as expressly amended herein, all of the terms and conditions of the Rights Agreement, as amended by the First Amendment, shall remain in full force and effect and shall not be modified or amended in any way.

        3. Amendments. The Rights Agreement, as amended by the First Amendment, shall be further amended as follows:

           (a) Section 1(a). Section 1(a), the definition of "Acquiring Person," is hereby deleted in its entirety and replaced with the following:

               "(a) "ACQUIRING PERSON" shall mean any Person who or which, together with all Affiliates and Associates of such Person, without the prior approval of at least a majority of the Disinterested Directors (as hereinafter defined), shall be the Beneficial Owner of 5.0% or more of the then outstanding Common Shares (other than as a result of a Permitted Offer (as hereinafter defined)) or was such a Beneficial Owner at any time after the date hereof, whether or not such person continues to be the Beneficial Owner of 5.0% or more of the then outstanding Common Shares. Notwithstanding the foregoing, (A) the term "Acquiring Person" shall not include (i) the Corporation, (ii) any Subsidiary of the Corporation, (iii) any employee benefit plan of the Corporation or of any Subsidiary of the Corporation, (iv) any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan, (v) any Person, who or which together with all Affiliates and Associates of such Person becomes the Beneficial Owner of 5.0% or more of the then outstanding Common Shares as a result of the acquisition of Common Shares directly from the Corporation, or (vi) any Grandfathered
Stockholder: provided, however, that if, (X) without the prior approval of at least a majority of the Disinterested Directors, any Grandfather Stockholder acquires additional Common Shares (other than Common Shares acquired directly, or options or convertible securities to acquire Common Shares directly from the Corporation) after the date hereof and such Grandfathered Stockholder's Beneficial Ownership of Common Stock exceeds 5.0% of the Common Shares outstanding or (Y) any Grandfathered Stockholder files a Schedule 13D with the Securities and Exchange Commission disclosing that the Grandfather Stockholder now holds the Common Shares with any purpose, or with the effect of, changing or influencing the control of the Corporation, or in connection with or as a participant in any transaction having such purpose or effect, including any transaction under Rule 13d-3(b) under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and such Grandfather Stockholder's Beneficial Ownership of Common Shares equals 5.0% or more, then such Grandfathered Stockholder shall become an Acquiring Person, and (B) no Person shall be deemed to be an "Acquiring Person" either (X) as a result of the acquisition of Common Shares by the Corporation which, by reducing the number of Common Shares outstanding,



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increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person; except that if (i) a Person would become an Acquiring Person (but for the operation of this subclause
(X)) as a result of the acquisition of Common Shares by the Corporation, and
(ii) after such share acquisition by the Corporation, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional Common Shares, then such Person shall be deemed an Acquiring Person, or (Y) if (i) within 5 business days after such Person would otherwise have become an Acquiring Person (but for the operation of this subclause (Y)), such Person notifies the Board of Directors that such Person did so inadvertently and
(ii) within the latter of (a) 2 Business Days after such notification or (b) 20 Business Days after such notification unless the Disinterested Directors notifies such Person in writing that they have determined (which determination may be based on any public statement or filing of such Person) that such Person acquired the Common Shares with the purpose, or with the effect of, changing or influencing the control of the Corporation, or in connection with or as a participant in any transaction having such purpose or effect, including any transaction under Rule 13d-3(b) under the Exchange Act, such Person is the Beneficial Owner of less than 5.0% of the outstanding Common Shares.

           (b) Section 1(l). Section 1(l), the definition of "Grandfathered Stockholder," is hereby amended to delete all the language following the word "than" and to replace such deleted language with the following:

               "5.0% of the Common Shares."

           (c) Section 3(c). The Certificate Legend set forth in Section 3(c) is hereby amended to delete the first sentence of the Certificate Legend and replace such deleted language with the following:

               "This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Maxicare Health Plans, Inc. and American Stock Transfer Corporation, dated as of February 24, 1998, as amended by the First Amendment to Rights Agreement dated October 9, 1998 and the Second Amendment to Rights Agreement dated June 6, 2000 (as amended, the "Rights Agreement"), the terms of which, as amended, are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Maxicare Health Plans, Inc."

           (d) Section 4(b). The Certificate Legend set forth in Section 4(b) is hereby amended to delete the first sentence of the Certificate Legend and replace such deleted language with the following:

               "The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement between Maxicare Health Plans, Inc. and American Stock Transfer Corporation, dated as of February 24, 1998, as amended by the First Amendment to Rights Agreement dated October 9, 1998 and the Second Amendment to Rights Agreement dated June 6, 2000)."



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           (e) Section 23(a)(ii). Section 23(a)(ii) is hereby amended to delete the number "15%" deleted and replace such number with the following:

               "5.0%"

           (f) Exhibit B -- Form of Right Certificate. The Form of Right Certificate, as set forth in Exhibit B, is hereby amended to delete the first sentence of the first paragraph (which sentence begins with the words "This certifies that") and replace such deleted language with the following:

               "This certifies that __________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement between Maxicare Health Plans, Inc., a Delaware corporation (the "Corporation") and American Stock Transfer & Trust Company, a New York corporation (the "Rights Agent"), dated as of February 24, 1998, as amended by the First Amendment to Rights Agreement dated October 9, 1998 and the Second Amendment to Rights Agreement dated June 6, 2000 (as amended, the "Rights Agreement"), to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York time, on February 23, 2008, unless the Rights evidenced hereby shall have been previously redeemed by the Corporation, at the principal office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one five-hundredths of a fully paid non-assessable share of Series B Preferred Stock, $0.01 par value per share (the "Preferred Shares"), of the Corporation, at a purchase price of $45.00 per one five-hundredths of Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed."

           (g) Exhibit B -- Form of Assignment. The Form of Assignment, as set forth in Exhibit B, is hereby amended to delete the sentence that begins with the words "The undersigned hereby certifies" and replace such deleted language with the following:

               "The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement between Maxicare Health Plans, Inc. and American Stock Transfer Corporation, dated as of February 24, 1998, as amended by the First Amendment to Rights Agreement dated October 9, 1998 and the Second Amendment to Rights Agreement dated June 6, 2000 (as amended, the "Rights Agreement")) and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement)."



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           (h) Exhibit B -- Form of Election to Purchase. The Form of Election
to Purchase, as set forth in Exhibit B, is hereby amended to delete the sentence that begins with the words "The undersigned hereby certifies" and replace such deleted language with the following:

               "The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement between Maxicare Health Plans, Inc. and American Stock Transfer Corporation, dated as of February 24, 1998, as amended by the First Amendment to Rights Agreement dated October 9, 1998 and the Second Amendment to Rights Agreement dated June 6, 2000 (as amended, the "Rights Agreement")) and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement)."

               (i) Exhibit C -- Summary of Rights to Purchase Preferred Shares. The Summary of Rights to Purchase Preferred Shares, as set forth in Exhibit C, is hereby amended in the following particulars:

                   (i) The last sentence of the first paragraph (which sentence begins with the words "The description and terms") is hereby deleted and replaced with the following:

                       "The description and terms of the Rights are set forth in a Rights Agreement between the "Corporation" and American Stock Transfer & Trust Company, a New York corporation (the "Rights Agent"), dated as of February 24, 1998, as amended by the First Amendment to Rights Agreement dated October 9, 1998 and the Second Amendment to Rights Agreement dated June 6, 2000 (as amended, the "Rights Agreement")."

                   (ii) The words "15% or more" in the second sentence of the second paragraph are hereby deleted and replaced with the following:

                        "5.0% or more"

                   (iii) The number "15%" in the last sentence of the second paragraph is hereby deleted and replaced with the following:

                         "5.0%"

        IN WITNESS WHEREOF, the undersigned parties have executed this Second Amendment of the Rights Agreement as of the 6th day of June, 2000.






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                                             MAXICARE HEALTH PLANS, INC
                                             a Delaware corporation



                                             /s/ PAUL R. DUPEE, JR.
                                             ----------------------------------
                                             By: Paul R. Dupee, Jr.,
                                                 Chief Executive Officer



                                             AMERICAN STOCK TRANSFER &
                                             TRUST COMPANY



                                             /s/  HERBERT J. LEMMER
                                             ----------------------------------
                                             By: Herbert J. Lemmer,
                                                 Vice President




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